Exhibit 10.3

LETTER AGREEMENT

This Letter Agreement (this “Agreement”) is made and entered into as of December 8, 2017, by and among WMIH Corp., a Delaware corporation (the “Company”), KKR Fund Holdings L.P. (“KKR Fund”) and KKR Wand Investors L.P. (“KKR Wand”, and together with KKR Fund, each a “Shareholder Party”) (each of the Company and each Shareholder Party, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, KKR Fund owns (i) Warrants to purchase, in the aggregate, 61,400,000 shares of Common Stock and (ii) 1,000,000 shares of Series A Preferred Stock of the Company;

WHEREAS, as of the date hereof, KKR Wand owns 200,000 shares of Series B Preferred Stock of the Company;

WHEREAS, as of the date hereof, the Company has received the requisite consent of the holders of Series B Preferred Stock and as soon as practicable will take all necessary action to file the Amendment with the Secretary of State of the State of Delaware;

WHEREAS, the 2018 Amended Charter will be effective at the Amendment Effective Time unless a Qualified Acquisition has occurred prior to such time, in which case, such Amendment Effective Time shall not occur.

WHEREAS, as of the date hereof, the Parties have determined to come to an agreement relating to the matters set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Consent Right.

For the period commencing on the date hereof and ending on the date that is eighteen (18) months following the Amendment Effective Time, for so long as (1) KKR Fund has not Transferred any, and together with the KKR Affiliates continues to beneficially own (with the unencumbered right to vote) all, of the Series A Preferred Stock it owns as of the date hereof, (2) KKR Fund has not Transferred any, and together with the KKR Affiliates continues to beneficially own (with the unencumbered right to vote) all, Warrants it owns as of the date hereof or any of the Common Stock issuable upon the exercise thereof, and (3) KKR Wand has not Transferred, in the aggregate, more than, and together with the KKR Affiliates continues to beneficially own (with the unencumbered right to vote) at least, 50% of the Series B Preferred Stock it owns as of the date hereof, the Company shall not enter into a definitive agreement with respect to any Target Acquisition without the prior written consent of KKR Fund; provided, however, that if KKR Fund does not give written notice to the Company of its approval of, or objection to, a proposed Target Acquisition within five (5) Business Days of having received notice of the material definitive terms of such Target Acquisition, KKR Fund shall be deemed to have approved such Target Acquisition and the Company may pursue such Target Acquisition, including by entering into a definitive material agreement in respect thereof, without the prior written consent of KKR Fund hereunder. For the avoidance of doubt, after the date that is eighteen (18) months following the Target Amendment Effective Time, KKR Fund shall have no consent rights hereunder with respect to any Target Acquisition.

SECTION 2. Additional Agreements.

The Company represents and warrants to KKR Fund and KKR Wand (collectively, “KKR”) that the Board has determined, in accordance with Section 2(b) of Article VIII of the Company’s Amended and Restated Certificate of Incorporation (as may be amended from time to time, including by the Amendment, the “Charter”) and Section 3(e)(B) of Article VI of the Amendment, that the restrictions set forth (i) in Section 2(a) of Article VIII (that the Percentage Stock Ownership of a Person that, prior to giving effect to the purported Securities Acquisition, is a Substantial Holder would be increased) and (ii) in Section 3(e)(B) of Article VI of the Amendment, shall not apply with respect to:

(w) the issuance of any Common Stock to KKR Wand (i) in respect of a Regular Dividend on the 200,000 shares of Amended Series B Preferred Stock owned by KKR Wand on the date hereof or (ii) in respect of a Special Distribution upon the consummation of an Acquisition in accordance with the terms of Section 5(a) of Article VI of the Amendment in respect of the 200,000 shares of Amended Series B Preferred Stock owned by KKR Wand on the date hereof;

(x) any deemed Securities Acquisition of Amended Series B Preferred Stock resulting from the Amendment;

(y) any deemed Securities Acquisition by KKR Wand attributable solely to the mandatory conversion of Amended Series B Preferred Stock pursuant to the terms and conditions of the Charter, subject to the limitations expressly set forth therein, and any Securities Acquisition by KKR Fund of Common Stock upon exercise of the Warrants; and

(z) KKR Fund’s continued status as a permitted Substantial Holder with respect to the Series A Preferred Stock and the Warrants owned thereby and KKR Wand’s continued status as a permitted Substantial Holder with respect to the 200,000 shares of Amended Series B Preferred Stock owned thereby, in each case as of the date hereof.

In accordance with Section 2(b) of Article VIII of the Charter, the Board has waived the restrictions imposed in Article VIII of the Charter to the extent set forth in this Section 2. The Company further covenants that the Board shall not make a determination that would have the effect of reversing or withdrawing the determinations made in (x), (y) or (z) above, and that the Board shall not make a determination in accordance with Section 3(e)(B) of Article VI of the Amendment that is inconsistent with this Section 2. Notwithstanding the foregoing, the parties agree and acknowledge that with respect to the determination set forth in (w) above, the Board may reverse or withdraw such determination if (A) not taking into account any future potential

Target Acquisition or Pending Acquisition (as defined below), the Board determines, in the exercise of its fiduciary duties, that the continuance of such determination set forth in (w) above would result, or would be expected to result, in an “ownership shift” for purposes of Section 382 of the Internal Revenue Code of 1986, as may be amended from time to time, or other material impairment of or to the Company’s Tax Benefits (as defined in the Charter) that, in either case, would not be in the best interests of the Company’s stockholders (a “Material Impairment”) or (B) in connection with any Pending Acquisition, the Board determines that such determination set forth in (w) above would result, or would be expected to result, in a Material Impairment. A “Pending Acquisition” means a Target Acquisition for which the Company has entered into definitive documentation or has agreed upon material terms in negotiations that the Board reasonably believes will result in the execution and delivery of definitive documentation consistent with such terms.

For the avoidance of doubt, (i) the Board’s determination regarding the foregoing (w), (x), (y) and (z) and the Board’s waiver of the restrictions imposed in Article VIII of the Charter as set forth in this Section 2, shall not apply with respect to any Transferee of such Series A Preferred Stock, Amended Series B Preferred Stock or Warrants or of any Common Stock issued in respect of any of them and (ii) shall not be deemed to be an authorization of a Transfer of Series A Preferred Stock, Amended Series B Preferred Stock or Warrants or of any Common Stock issued in respect of any of them.

SECTION 3. Representations and Warranties of the Company.

The Company represents and warrants to each Shareholder Party that: (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

SECTION 4. Representations and Warranties of Each Shareholder Party.

Each Shareholder Party represents and warrants to the Company that (a) the authorized signatory of such Shareholder Party set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Shareholder Party thereto, (b) this Agreement has been duly authorized, executed and delivered by such Shareholder Party, and is a valid and binding obligation of such Shareholder Party, enforceable against such Shareholder Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Shareholder Party as currently in effect, (d) the execution, delivery and performance of this Agreement by such Shareholder Party does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such Shareholder Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) except as disclosed herein, as of the date hereof, such Shareholder Party currently has no right to acquire, or any interest in, any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), (f) that as of the date hereof, KKR Fund owns all rights, title and interest in and to (i) Warrants to purchase 64,100,000 shares of Common Stock and (ii) 1,000,000 shares of Series A Preferred Stock, and in each case has not granted to any other person or created any liens, charges, security interests, claims, mortgages, pledges, encumbrances, deeds of trust, judgments, restrictions, voting trusts or other restrictions on title or transfer (collectively, “Liens”) therein, thereon or in respect thereof, (g) that as of the date hereof, KKR Wand owns all rights, title and interest in and to 200,000 shares of Series B Preferred Stock, and has not granted to any other person or created any Liens therein, thereon or in respect thereof and (i) other than the securities set forth in subparagraphs (f) and (g) of this Section 4, neither KKR Fund nor KKR Wand own, beneficially or otherwise, any other WMIH Securities.

SECTION 5. Expenses.

Each Party shall be responsible for its own fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

SECTION 6. Specific Performance.

Each of the members of each Shareholder Party and each Shareholder Party, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury might not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each Shareholder Party (or any of the entities and natural persons listed in the signature pages hereto), on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This SECTION 6 is not the exclusive remedy for any violation of this Agreement.

SECTION 7. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

SECTION 8. Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated). The addresses for such communications shall be:

If to the Company:

WMIH Corp.

800 Fifth Avenue, Suite 4100

Seattle, WA 98104

Attention:       Charles Edward Smith

Telephone:     (206) 922-2957

Email:             chad.smith@wamuinc.net

With a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention:       Kerry E. Berchem

Telephone:     (212) 872-1000

Email:             kberchem@akingump.com

If to a Shareholder Party:

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

Suite 4200

New York, New York 10019

Attention:       Chris Harrington

Telephone:     (212) 750-8300

Email:             chris.harrington@kkr.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:       Gary I. Horowitz

Telephone:     (212) 455-2000

Email:            ghorowitz@stblaw.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:       Elizabeth Cooper

Telephone:     (212) 455-2000

Email:            ecooper@stblaw.com

SECTION 9. Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

SECTION 11. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.

This Agreement contains the entire understanding of the Parties hereto with respect to this subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications, amendments or waivers of this Agreement can be made except in writing signed by an authorized representative of each Party. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of a Shareholder Party, the prior written consent of the Company, and with respect to the Company, the prior written consent of each Shareholder Party. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.

SECTION 12. Termination.

This Agreement shall remain in full force and effect until the Mandatory Redemption Date as such date may be extended under the terms of the 2018 Amended Charter.

SECTION 13. Definitions.

“2018 Amended Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended by the Amendment.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

“Amended Series B Preferred Stock” means the Amended 5.00% Series B Convertible Preferred Stock, par value $0.00001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spinoff or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Amendment” means the Certificate of Amendment relating to the amendments concerning the Amended Series B Convertible Preferred Stock.

“Amendment Effective Time” has the meaning set forth in the 2018 Amended Charter.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close or be closed.

“Charter” has the meaning set forth in Section 2 of this Agreement.

“Common Stock” means the common stock, par value $0.00001 per share of the Company.

“Company” shall have the meaning set forth in the Recitals.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Controlled Affiliate” means, with respect to any Person, any Affiliate of such Person that is, directly or indirectly, controlled by such Person.

“Director” means a director of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“KKR Affiliate” means any affiliate of KKR Fund that is controlled by, or under common control with, KKR Fund.

“Liens” shall have the meaning set forth in Section 4.

“Mandatory Conversion Date” shall have the meaning set forth in the 2018 Amended Charter.

“Mandatory Redemption Date” shall have the meaning set forth in the 2018 Amended Charter.

“Material Impairment” shall have the meaning set forth in Section 2 of this Agreement.

“Moving Party” shall have the meaning set forth in Section 6.

“Participating Dividends” shall have the meaning set forth in the 2018 Amended Charter.

“Pending Acquisition” shall have the meaning set forth in Section 2 of this Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

“Preferred Stock” means the Series A Preferred Stock and the Amended Series B Preferred Stock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spinoff or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Qualified Acquisition” shall have the meaning set forth in the 2018 Amended Charter.

“Regular Dividends” shall have the meaning set forth in the 2018 Amended Charter.

“Securities Acquisition” shall have the meaning ascribed to the term “Acquisition” set forth in Article VIII of the 2018 Amended Charter.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.00001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spinoff or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

“Series B Preferred Stock” means the 3.00% Series B Convertible Preferred Stock, par value $0.00001 per share, of the Company, including as may be amended to become the Amended Series B Preferred Stock.

“Shareholder Party” shall have the meaning set forth in the Recitals.

“Special Distribution” shall have the meaning set forth in the 2018 Amended Charter.

“Target Acquisition” shall have the meaning ascribed to the term “Acquisition” set forth in Article VI of the 2018 Amended Charter.

“Tranche A Warrants” means warrants to purchase 30,700,000 shares of Common Stock at an exercise price of $1.32 per share.

“Tranche B Warrants” means warrants to purchase 30,700,000 shares of Common Stock at an exercise price of $1.43 per share.

“Transfer” means with respect to any security or instrument, any voluntary or involuntary sale, assignment, transfer, grant of a participation in, pledge, hypothecation or disposition of, including, without limitation, by way of entry into any swap or other agreement or transaction that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such security or instrument, or the consummation of any such transactions, in each case other than to a KKR Affiliate.

“Warrants” means the Tranche A Warrants and the Tranche B Warrants.

“WMIH Securities” means the Warrants, Common Stock and/or Preferred Stock of the Company.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

WMIH CORP.

By:	/s/ Charles Edward Smith
Name:	Charles Edward Smith
Title:	Executive Vice President

[Signature Page to Letter Agreement with KKR]

KKR Wand Investors L.P.

By:	/s/ Tagar C. Olson
Name:	Tagar C. Olson
Title:

[Signature Page to Letter Agreement with KKR]

KKR Fund Holdings L.P.

By:	/s/ William J. Janetschek
Name:	William J. Janetschek
Title:	Member

[Signature Page to Letter Agreement with KKR]